UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2012

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 14, 2012, the Board of Directors of United Community Banks, Inc. (the “Company”) appointed Lynn Harton to serve as Chief Operating Officer of the Company.  Mr. Harton has also been appointed by the Board of Directors of the Company’s wholly owned bank subsidiary, United Community Bank (the “Bank”), to serve as the Bank’s Chief Operating Officer.

Mr. Harton, age 51, brings 29 years of executive experience in the banking industry.  Prior to joining the Company and the Bank, he led the successful integration of The South Financial Group (TSFG), following its sale to TD Bank.  While at TD Bank, Mr. Harton also served as Executive Vice President of Commercial Banking and Special Assistant to the Chief Executive Officer.  Among his responsibilities was the oversight of all commercial and middle market banking operations from Washington D.C. to Florida.  Prior to TSFG’s sale to TD Bank, Mr. Harton served as its President and Chief Executive Officer, Head of Commercial Banking and Head of Credit and Risk.  He also has held various executive positions at Regions Financial Corporation, Union Planters Corporation and BB&T.  Mr. Harton holds a Bachelor of Science in Business Administration from Wake Forest University.  Mr. Harton has served on a number of financial boards and committees throughout his career, including the Palmetto Business Forum, RMA National Credit Risk Council, CBA National Small Business Banking Committee, and the Equifax Small Business Financial Exchange.

In consideration of Mr. Harton’s agreement to serve in such capacities, he received a $50,000 signing bonus and was granted 150,000 restricted stock units by the Company.  One-half of the restricted stock units will vest on the second and third anniversaries of his employment date and one-half will vest in 2015 and 2016 if certain performance targets are met.  Mr. Harton has entered into a three year employment agreement with the Company pursuant to which he will initially be paid an annual base salary of $475,000 and will be paid an amount equal to two times his annual salary if he is terminated without cause or if he terminates his employment for good reason, as defined in the agreement.  The employment agreement also provides that Mr. Harton will be eligible to participate in all of the Company’s employee benefit plans, policies, and arrangements that are applicable to other senior executive officers of the Company.  In addition, Mr. Harton has entered into a change in control agreement with the Company pursuant to which there is potential for Mr. Harton to be paid an amount equal to two times his annual salary following a change in the control of the Company.  This description of the employment agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

All of Mr. Harton’s compensation arrangements are subject to TARP executive compensation restrictions.

Item 7.01	Regulation FD Disclosure.

On September 19, 2012, the Company issued a press release announcing the appointment of Mr. Harton as Executive Vice President and Chief Operating Officer of the Company and the Bank.  A copy of the press release is attached hereto as Exhibit 99.1.  The information provided in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 14, 2012, between United Community Bank and H. Lynn Harton

99.1	Press Release, dated September 18, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and Chief Financial Officer

Date:  September 19, 2012